Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Universal Safety Products, Inc. (the “Company”) on Form 10-Q for the period ending June 30, 2025 as filed with the Securities and Exchange Commission and to which this Certification is an exhibit (the “Report”), the undersigned hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company for the periods reflected therein.

August 19, 2025	/s/ Harvey B. Grossblatt
Harvey B. Grossblatt
Chief Executive Officer

/s/ James B. Huff
James B. Huff
Chief Financial Officer